Exhibit 99.1

Immersion Appoints Aaron Akerman as Chief Financial Officer

SAN JOSE, Calif., December 16, 2019 -- Immersion Corporation (Nasdaq: IMMR), the leading developer and licensor of touch feedback technology, today announced the appointment of Aaron Akerman as the company’s Chief Financial Officer (CFO). He will begin his employment on January 13, 2020.

Akerman joins Immersion from Hypertec Group, where he was its CFO. He brings over 15 years of leadership experience in corporate finance, accounting, treasury, financial and strategic planning, and operations. Aaron will join Immersion’s executive team and manage the company’s finance organization.

“I’m thrilled that Aaron will be joining as our CFO,” said Ramzi Haidamus, Immersion CEO. “Aaron brings tremendous depth and breadth of finance expertise, operational leadership, and a strategic understanding of software and technology-driven growth businesses. With Aaron’s appointment, we now have a full leadership team on board to execute our growth strategy.”

As CFO of Hypertec Group, Aaron was responsible for the development and execution of its financing strategy to support its growth plan. He also developed and led the finance organization and supported Hypertec's expanding international operations. Earlier in his career, Aaron was the CFO of Lasik MD Group and the VP of Finance for OZ Communications. Aaron holds a Graduate Diploma in Public Accountancy and a Bachelor of Commerce in Finance and Accounting from McGill University. He is a CFA charterholder.

“I’m excited to be joining Immersion as it implements its new strategy,” said Akerman. “I’m attracted to the quality of the team and the strong growth potential of haptics as digital touch experiences play an increasingly valuable role in consumer products.”

Forward-Looking Statements

This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, the statement regarding Immersion’s leadership team executing the company’s strategy and the statement regarding the strong growth potential of haptics as digital touch experiences play an increasingly valuable role in consumer products.
Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include, but are not limited to:

unanticipated difficulties and challenges encountered in product development efforts (including with respect to Immersion’s touch feedback technology) by Immersion and its licensees; unanticipated difficulties and challenges encountered in implementation efforts by Immersion's licensees; unanticipated changes in the markets in which Immersion operates; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for Immersion's products or third party products incorporating Immersion's technologies; and a delay in or failure to achieve the acceptance of touch feedback as a critical user experience. Many of these risks and uncertainties are beyond the control of Immersion.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-K, and Form 10-Q, both of which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

CFA® is a registered trademark owned by CFA Institute.

(IMMR - C)

Media Inquiries:
Immersion
Linda Quach, +1-408-350-8832
lquach@immersion.com

or

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jennifer@blueshirtgroup.com